Exhibit 10.15

Service Agreement

COMPANY EICH EL NASS For logistics

&

SHENZHEN MINSHENG GEFCO LOGISTICS

THIS AGREEMENT is made on 01/08/2024 BETWEEN

The First Party: COMPANY EICH EL NASS For logistics (referred hereafter as Client) having its registered office in Jeddah with CR 1009049155

The Second Party: SHENZHEN MINSHENG GEFCO LOGISTICS CO.,LTD (referred hereafter as SHENZHEN MINSHENG GEFCO /Supplier) having its register office in Jeddah with CR #91440300594321345M

Background and Appointment:

The Client appoints SHENZHEN MINSHENG GEFCO as its procurement and coordination supplier for logistics-related services and the Supplier agrees to provide such procurement and coordination services to the Client in accordance with the terms and conditions of this Agreement from the effective

Scope Of Work and Volume:

The Supplier (SHENZHEN MINSHENG GEFCO) agreed to procure, coordinate and arrange customs clearance, transportation, trucking and storage services for the Client through qualified third-party service providers, based on the Client’s assigned projects and

The Supplier shall coordinate clearance services and trucking services for all assigned projects, including the arrangement of delivery of containers/consignments directly from the Port/Terminal/Depot/Warehouse to the customer’s location or the other way around, as required by the

The Parties agree that the relevant fees shall be based on the final bill and/or the agreed project documentation (including proforma invoices) for the assigned

Documents &Reporting:

All Containers/Consignments must be accompanied with the relevant documents and/or paperwork related to the contents of the consignment in accordance with agreed SOP and all paperwork is properly executed and stamped. Consignment documents or their contents shall not be shared or handed over to third

The Supplier must report actual delivery times at Client’s location (Port, Store, Factory, Warehouse etc.)no later than 24 hours after actual delivery with supporting

Incidents &Accidents In the event of any force majeure, incident, accident, emergency, damage to the Container and/or Cargo whether at Port, Terminal, Depot, Road or Warehouse, the Supplier will take necessary action to contain the situation and inform the Client office/representative as soon as

The Supplier shall ensure that third-party service providers (including drivers) check all the relevant documents before loading/offloading and take reasonable steps to safeguard the customer’s cargo until delivered to the appointed destination. In the case that waiting hours or any other stops occur during loading and/or unloading of the Container(s)or other delays at the customer’s premises, the Client must be

The Supplier shall be responsible for coordinating the performance of the third-party service providers. Unless otherwise agreed in writing, the Client shall be responsible for all expenses related to the trucks and drivers charged by such third-party service providers and included in the final

Dispute Settlement:

Both parties agreed, any dispute that may arise between them relating to the execution of this agreement shall be resolved by resort to amicable means, otherwise it shall transfer and resolved in accordance with local, commercial, and judicial laws of Saudi Arabic.

General Terms &Conditions:

●	Fash appointment charges will be applied for Pullout &Port shuttling.

●	Minimum of five days prior notification is necessary to allocate trucks.

●	Client will pay for any special equipment required for Offloading &LoLo.

●	The above rates are exclusive of 15%VAT and in Saudi Riyals.

●	90%payment after completion of the shipment and 10% after 180days.

●	All Government/Official charges will be paid directly by the client.

●	Rates are valid till 30th OCT 2024.

●	Waiting Charges of SR 500will be charged after six free hours.

●	Overnight Charges of SR 1000will be charged after 24

Amendment &Notice:

Any amendments or alterations to this agreement will not be certified unless written or signed by both parties. All notices between both parties shall be sent by email or delivered by hand against receiving

Rate and Payments:

Subject to the assigned projects

Validity:

The contract is valid for one year, started 01/08/2024 and will be renewed automatically unless one of them notify to the other party his desire not to renew one month prior to the contract renewal date. Notice of contract termination should be in the form of a written letter outlining reasons for termination.

Accepted and Agreed:

First Party：

COMPANY EICH EL NASS For logistics

Dated: 2024/08/01

Stamp: [Seal Image]

Second Party：

SHENZHEN MINSHENG GEFCO LOGISTICS

Dated:2024/08/01

Stamp: [Seal Image]

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